UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2022

iSign Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

2033 Gateway Place, Suite 659

San Jose, CA 95110

(Address of principal executive offices)

(650) 802-7888

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On April 20, 2022, iSign Solutions Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor,” and, collectively, the “Investors”). Under the terms of the Purchase Agreement, the Company received loans for cash in the aggregate amount of $125,000 (the “Loans”) from the Investors in exchange for the Company’s issuance to each of the Investors of an unsecured convertible promissory note equal to the amount of such Investor’s loan contribution to the Company (each a “Note,” and, collectively, the “Notes”). The Notes bear interest at the rate of 10% per annum and have a maturity date of December 31, 2022. The Notes may be converted by their terms at the option of Investors into shares of the Company’s common stock.

The Company may use any funds received from the Investors for working capital and general corporate purposes, in the ordinary course of business, and to pay fees and expenses in connection with the Company’s entry into the Purchase Agreement.

Transactions With Related Persons

SG Phoenix LLC assisted the Company in negotiating with Investors the term sheet for the transaction described above, the terms of which were approved by a Special Committee of the Board of Directors comprised of disinterested directors, as well as the entire Board of Directors. SG Phoenix LLC is the management company of Phoenix Venture Fund LLC, the Company’s largest stockholder, which has participated in several of the Company’s previous financing transactions. Philip Sassower and Andrea Goren are the co-managers of SG Phoenix LLC, and Mr. Sassower is also the Company’s Chief Executive Officer. Michael Engmann, the Company’s President and Chief Financial Officer, participated as an Investor in the above-described financing. Messrs. Sassower and Engmann are Co-Chairmen of the Board of Directors, and Mr. Goren is also a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iSign Solutions Inc.
April 27, 2022
	By:	/s/ Mike Engmann
Mike Engmann
Chief Financial Officer

2